Exhibit 10.5

AMENDED AND RESTATED EQUITY INTEREST PLEDGE AGREEMENT

THIS AMENDED AND RESTATED EQUITY INTEREST PLEDGE AGREEMENT (“Agreement”) is entered into by and between the following parties on [April 1 ], 2019.

1.	Pledgee(“Party A”):

Recon HengDa Technology (Beijing) Co., Ltd.

Registered Address: Room 5771, 5/F, ShenChangDaSha, 51 Zhichun Road, Haidian District, Beijing, PRC.

2.	Pledgor(“Party B”):

Chen Guangqiang

ID Card Number: XXXXX

Yin Shenping

ID Card Number: XXXXX

Feng Zhiqiang

ID Card Number: XXXXX

Li Donglin

ID Card Number: XXXXX

Zhang Fan

ID Card Number: XXXXX

Each of Party A and Party B is referred to as a “Party”, and Party A and Party B are referred to collectively as the “Parties”.

WHEREAS:

1.	Party B collectively holds 100% equity interest in Beijing BHD Petroleum Technology Co., Ltd. (the “Company”), which is a limited liability company duly established and valid existing under the laws of the PRC.

2.	As a guarantee for the performance of the Exclusive Technical Consulting and Services Agreement entered into by and between the Recon Technology (Jining) Co., Ltd. (“Recon Technology”) and the Company, Recon Technology, Chen Guangqiang and Yin Shenping entered into Equity Interest Pledge Agreements on January 1, 2008, pursuant to which Chen Guangqiang and Yin Shenping have pledged to the Recon Technology all of the equity interest held by them in the Company, and such equity interest pledge has been registered with the relevant administration for industry and commerce.

3.	The Exclusive Technical Consulting and Services Agreement and Equity Interest Pledge Agreements have been duly dissolved, and, an Amended Service Agreement (defined in Article 1) has been entered into by and between Party A and the Company as of [April 1], 2019, pursuant to which, the Company shall make certain payments to Party A in consideration of the consulting services provided by Party A thereunder. In order to ensure that Party A collects the Consulting Fee from the Company as provided in the Amended Service Agreement, Party B is willing to pledge all of its equity interest in the Company to Party A as security to ensure that Party A collects the Consulting Fee under the Amended Service Agreement.

NOW THEREFORE, through mutual negotiations, the Parties hereto agree as follows:

Article 1 Definitions

Unless otherwise stipulated hereof, for the purpose of this Agreement, the following terms shall have the following meanings:

1.1	Pledge refers to the full meaning assigned to that term in Article 2 of this Agreement.

1.2	Equity Interest refers to the 100% equity interest in the Company, lawfully held by the Pledgor.

1.3	Rate of Pledge refers to the ratio between the value of the pledge under this Agreement and the technical consulting fees under the Amended Service Agreement

1.4	Term of Pledge refers to the period provided for under Article 3.2 hereunder.

1.5	Amended Service Agreement refers to the Amended and Restated Exclusive Technical Consulting and Service Agreement entered into by and between the Company and Party A on [April 1], 2019.

1.6	Default refers to any event enumerated in Article 7 hereof.

1.7	Notice of Default refers to the notice of default issued by the Pledgee in accordance with this Agreement.

Article 2 Pledge

2.1	Party B agrees to pledge all its Equity Interest in the Company to the Pledgee as a guarantee for the technical consulting service fee payable to the Pledgee under the Amended Service Agreement

2.2	Pledge right under this Agreement refers to the right owned by the Pledgee who shall be entitled to have priority in receiving payment or proceeds from the auction or sale of the equity interest pledged by the Pledgor to the Pledgee.

Article 3 Rate of Pledge and Term of Pledge

3.1	The Rate of Pledge:

The Rate of Pledge shall be 100% under this Agreement.

3.2	The Term of Pledge

3.2.1	The Pledge of the Equity Interest under this Agreement shall take effect as of the date that the Pledge of the Equity Interest is recorded in the register of shareholders of the Company.

3.2.2	During the Term of Pledge, the Pledgee shall be entitled to foreclose the Pledge in accordance with this Agreement in the event that the Company fails to pay exclusive technical consulting and service fees in accordance with the Amended Service Agreement

Article 4 Possession of Pledge Documents

4.1	During the Term of Pledge, the Pledgee shall be entitled to possess the contribution certificate of the Equity Interest (the “Contribution Certificate”) and the register of shareholders of the Company. The Pledgor shall deliver the Contribution Certificate and the register of shareholders hereunder to the Pledgee within one week of the execution of this Agreement.

4.2	The Pledgee shall be entitled to collect dividends of the Equity Interest.

Article 5 Representations and Warranties of Party B

5.1	Party B is the lawful holder of the Equity Interest.

5.2	The Pledgee shall not be interfered with by any third party at any time when the Pledgee exercising its rights in accordance with this Agreement.

5.3	The Pledgee shall be entitled to exercise or assign the Pledge in accordance with this Agreement.

5.4	The Pledgor shall not pledge or encumber the Equity Interest to any third party except for the Pledgee.

Article 6 Covenants of the Pledgor

6.1	During the term of this Agreement, the Pledgor covenants to the Pledgee that the Pledgor shall:

6.1.1	Except for the transfer of the Equity Interest to the Pledgee or the specified person designated by the Pledgee (“Specified Person”) as subject to the Amended and Restated Exclusive Equity Interest Purchase Agreement entered into by and among the Party B, Party A and the Company on [April 1], 2019, not transfer or assign the Equity Interest, create or permit to be created any pledges which may have an adverse effect on the rights or benefits of the Pledgee without prior written consent from the Pledgee.

6.1.2	Comply with and implement laws and regulation with respect to pledge of equity interest, Comply with the notices, orders or suggestions with respect to the Pledge issued or made by the competent authority after receiving the same, or raise objection to such notices, orders or suggestions at the reasonable request or with the consent of the Pledgee.

6.1.3	Timely notify the Pledgee of any event or any notice which may affect the Pledgor’s Equity Interest or any part of its right, and any event or notice which may alter or affect any of the Pledgor’s covenants and obligations hereunder.

6.2	The Pledgor agrees that the Pledgee’s right to exercise the Pledge obtained from this Agreement shall not be suspended or hampered through legal procedure by the Pledgor, any successors of the Pledgor, any person authorized by the Pledgor or any other third party.

6.3	The Pledgor warrants to the Pledgee that in order to protect or perfect the security on the payments of the technical consulting and service fees under the Amended Service Agreement, the Pledgor shall execute in good faith and procure other parties who have interests in the Pledge to execute all title certificates, contracts upon the request of the pledgee, and/or perform and procure other parties who have interests to take action as required by the Pledgee and provide access to exercise the rights and authorization vested in the Pledgee under this Agreement, and execute all the documents with respect to the alternations of certificate of the Equity Interest with the Pledgee or the person (individual or legal entity) designated by the Pledgee, and provide all notices, orders and decisions deemed necessary by the Pledgee to the Pledgee within a reasonable time.

6.4	The Pledgor warrants to the Pledgee that the Pledgor will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of the Pledgee, fail so performing, the Pledgor shall compensate all the losses therefore suffered by the Pledgee.

Article 7 Default

7.1	The events enumerated below shall be deemed as default:

7.1.1	the Company fails to make full payments of the exclusive technical consulting and service fees as scheduled under the Amended Service Agreement

7.1.2	The Pledgor makes any material misleading or fraudulent representations or warranties under Article 5 herein, and/or the Pledgor is in violation of any warranties under Article 5 herein.

7.1.3	The Pledgor violates any covenant under Article 6 herein.

7.1.4	The Pledgor violates any term or condition herein.

7.1.5	The Pledgor waives the pledged Equity Interest or transfers or assigns the pledged Equity Interest without prior written consent of the Pledgee, except as provided in Article 6.1.1 in this Agreement.

7.1.6	Any external loan, security, compensation, covenant or other compensation liabilities of the Pledgor’s (1) is required to be repaid or performed prior to the due date due to default; or (2) is due but cannot be repaid or performed as scheduled and thereby cause the Pledgee to deem that the Pledgor’s capacity to perform the obligations herein is affected.

7.1.7	The Pledgor is incapable of repaying its general debt or other debt.

7.1.8	This Agreement becomes illegal or the Pledgor is incapable to continue to perform obligations herein for the reason of the promulgation of the related laws.

7.1.9	Any approval, permit or authorization of the competent authority in associated with the enforcement and validity of this Agreement is withdrawn, suspended, invalidated or materially revised.

7.1.10	The property of the Pledgor adversely changes and causes the Pledgee to deem that the capability of the Pledgor to perform the obligations herein is affected.

7.1.11	The successors or assignees of the Company are only entitled to perform a portion of or refuse to perform the liability to pay under the Amended Service Agreement

7.1.12	Other circumstances whereby the Pledgee is incapable of exercising the right to foreclose on the Pledge in accordance with the related laws.

7.2	Party B should immediately notify Party A in writing of the occurrence of any event under Article 7.1 herein or any events that may result in the foregoing events upon his knowledge.

7.3	Unless the Default under Article 7.1 herein has been remedied to the Pledgee’s satisfaction, the Pledgee, at any time when the Event of Default occurs or thereafter, may issue a written notice of default to the Pledgor and require the Pledgor immediately make full payments of the outstanding service fees under the Amended Service Agreement and other payables or foreclose on the Pledge in accordance with Article 8 herein.

Article 8 Rights of the Pledgee

8.1	The Pledgor shall not transfer or assign the Equity Interest without prior written approval from the Pledgee prior to the full repayment of the consulting and service fees under the Amended Service Agreement

8.2	The Pledgee shall serve the Notice of Default on the Pledgor when exercises the right of pledge.

8.3	The Pledgee may exercise the right to foreclose on the Pledge at any time when the Pledgee serves the Notice of Default pursuant to Article 7.3

8.4	The Pledgee is entitled to have priority in receiving payments or proceeds from the auction or sale of whole or part of the Equity Interest pledged herein in accordance with applicable law until the outstanding technical consulting and service fees and all other payables under the Amended Service Agreement are repaid.

8.5	The Pledgor shall not hinder the Pledgee from foreclosing on the Pledge in accordance with this Agreement and shall provide necessary assistance for the foreclosure of Pledge.

Article 9 Transfer or Assignment

9.1	The Pledgor shall not confer or transfer any right or obligation herein to any third party without the prior written consent of the Pledgee.

9.2	This Agreement shall be binding and enforceable on Pledgee and each of his successors and assignees.

9.3	The Pledgee may transfer or assign all or any of his rights and obligations under the Amended Service Agreement to any person (individual or legal entity) designated by him at any time. In this case, the assignee shall enjoy and undertake all rights and obligations herein of the Pledgee as if the assignee is a party hereto. Where the Pledgee transfers or assigns the rights and obligations under the Amended Service Agreement, the Pledgor shall execute the relevant agreements and/or documents with respect to such transfer or assignment at the request of the Pledgee.

9.4	Where the Pledgee transfers or assigns the pledge to a third party, the new parties to the pledge shall re-execute a pledge contract.

Article 10 Termination

10.1	This Agreement shall not be terminated until the consulting and service fees under the Amended Service Agreement are paid in full and the Company no longer undertakes any obligation under the Amended Service Agreement

Article 11 Formalities Fees and Other Expenses

11.1	The Pledgor shall be responsible for all the fees and actual expenditures in relation to this Agreement, including but not limited to legal fees, cost of production, stamp tax and any other taxes and charges. If the Pledgee pays the relevant taxes and fees in accordance with laws, the Pledgor shall fully indemnity such taxes and fees paid by the Pledgee.

11.2	The Pledgor shall be responsible for all the fees (including but not limited to any taxes, formalities fees, management fees, litigation fees, attorney’s fees, and various insurance premiums in connection with disposition of the Pledge) incurred by the Pledgor for the reason that the Pledgor fails to pay any payable taxes, fees or charges in accordance with this Agreement, or the Pledgee has recourse to any forgoing taxes, charges or fees by any means for other reasons.

Article 12 Force Majeure

12.1	If the fulfilment of this Agreement is delayed or prevented due to the Force Majeure Events, the party affected by such a Force Majeure Event shall free from any obligation to the extent of delay or holdback. Force Majeure refers to any event beyond control of the affected party and unavoidable with reasonable caution, which shall include but not limited to, government acts, nature disasters, fire, explosion, typhoon, flood, earthquake, tidal wave, lightning or war. However, any lack of credit, assets or financing shall not be deemed as an event beyond control of a Party. The party claiming the Force Majeure and seeking a waiver of its obligations hereunder shall promptly inform the other party of the Force Majeure and the procedure to fulfil its obligations hereunder.

12.2	If performance of this Agreement is delayed or prevented due to Force Majeure set forth in the preceding paragraph, the affected party shall not subject to any liability hereunder arising from the performances so delayed or prevented. The affected party shall make reasonalbe effort to reduce or diminish the effect from such Event, and shall make reasonable efforts to resume its performance. Both parties shall resume the performance with best effort upon elimination of such Event.

Article 13 Dispute Settlement

13.1	This Agreement shall be governed by and construed in all respects in accordance with the PRC laws.

13.2	The Parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly negotiation. In case no settlement can be reached through negotiation, each Party can submit such matter to China International Economic and Trade Arbitration Committee for arbitration according to its currently effective arbitration rules. The arbitration shall be held in Beijing. The arbitration proceedings shall be conducted in Chinese. The arbitration awards shall be final and binding upon the Parties. The arbitration awards may be submitted to the applicable People’s Court for enforcement.

Article 14 Notices

14.1	Any notice to which is given by the both Parties hereto regarding the rights and obligations hereunder shall be in writing. Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the Parties hereto or the address advised in writing including, inter alias, facsimile and telex from time to time.

Article 15 Appendix

15.1	The Appendix of this Agreement as attached hereto is parts of this Agreement.

Article 16 Effectiveness

16.1	This Agreement and any amendments, supplements and modifications of this Agreement shall be in writing, and come into effect upon being executed by the Parties thereto.

16.2	This Agreement is executed both in Chinese and English with two copies for each language. The Chinese version shall prevail in the event of any inconsistency between the English and any Chinese versions thereof.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

This page is the signing page of this Equity Interest Pledge Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above written.

Party A: Recon HengDa Technology (Beijing) Co., Ltd.

Legal Representative (Signature):

Party B:

Chen Guangqiang
(Signature)

Yin Shenping
(Signature)

Feng Zhiqiang
(Signature)

Li Donglin
(Signature)

Zhang Fan
(Signature)

APPENDIX

1.	The register of the shareholders of the Company

2.	The Contribution Certificate of the Company

3.	The Amended and Restated Exclusive Technical Consulting and Service Agreement

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